UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

BioMarin Pharmaceutical Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26727		68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

770 Lindaro Street	San Rafael	California	94901
(Address of Principal Executive Offices)			(Zip Code)
(415) 505-6700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.05 Costs Associated with Exit or Disposal Activities.
As previously disclosed in BioMarin Pharmaceutical Inc.’s (“BioMarin” or the “Company”) quarterly report on Form 10-Q for the quarter ended March 31, 2024, the Company completed a strategic portfolio assessment of research and development programs during the first quarter of 2024 to determine which have the most transformative potential for patients and value creation for shareholders. With the combined focus on patient impact and commercial opportunity, certain programs will be accelerated that met the highest bar for advancement. As a result of the assessment, certain programs will be discontinued.
In connection with the discontinuation of certain research and development programs, on May 9, 2024, the Company committed to a plan to reduce its global workforce by approximately 170 employees. The Company estimates that it will incur aggregate pre-tax charges of approximately $15 - $20 million during the second quarter of 2024, representing one-time cash expenditures for severance and other employee termination benefits.
The majority of impacted employees were notified on May 14, 2024, and workforce reductions are expected to be substantially completed by the end of July 2024.
Forward-Looking Statements
This current report on Form 8-K contains forward-looking statements about the business prospects of the Company, including, without limitation, statements regarding the results and intended benefits of the Company’s strategic portfolio assessment; the number of employees impacted by the reduction in force; and the Company’s expectations regarding the estimated costs, the timing of such costs, and the timing of completion of the reduction in force.
These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: the assumptions underlying the Company’s expected benefits associated with the strategic portfolio assessment decisions and the estimates of expenses associated with the reduction in force prove inaccurate; the Company incurs greater than estimated expenses in connection with the reduction in force; the Company’s business, financial condition or operating results are adversely affected by the strategic portfolio assessment decisions or the reduction in force; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 as such factors may be updated by any subsequent reports. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: May 14, 2024	By:	/s/ G. Eric Davis
G. Eric Davis
Executive Vice President, Chief Legal Officer